Registration No. 33-54859
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                          LOUISIANA-PACIFIC CORPORATION
               (Exact name of registrant as specified in charter)

         Delaware                                        93-0609074
(State of other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                            Telephone (503) 221-0800
          (Address and telephone number of principal executive offices)

                                  MARK A. SUWYN
                      Chairman and Chief Executive Officer
                          LOUISIANA-PACIFIC CORPORATION
                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                            Telephone (503) 221-0800
           (Name, address, and telephone number of agent for service)

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                                   Copies to:
                    Miller, Nash, Wiener, Hager & Carlsen LLP
                              111 S.W. Fifth Avenue
                           Portland, Oregon 97204-3699
                              Attn: Mary Ann Frantz
                                 (503) 224-5858

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                                 DEREGISTRATION


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         The total number of shares of common stock,  $1 par value per share, of
Louisiana-Pacific Corporation sold pursuant to this Registration Statement is 342,928 shares, leaving 407,072 registered shares unsold. The Registration Statement is hereby amended to deregister the 407,072 remaining shares.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on September 30, 1997.

                                        LOUISIANA-PACIFIC CORPORATION
                                        (Registrant)


                                        By  /s/ Mark A. Suwyn
                                           Mark A. Suwyn
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons on September 30, 1997, in the capacities indicated.

         Signature                             Title
         ---------                             -----


/s/ Mark A. Suwyn            Chairman, Chief Executive Officer and Director
Mark A. Suwyn                       (Principal Executive Officer)


/s/ William L. Hebert        Vice President, Treasurer and Controller
William L. Hebert                   (Principal Financial and Accounting Officer)


PIERRE S. duPONT IV*                  Director

BONNIE GUITON HILL*                   Director

DONALD R. KAYSER*                     Director

CHARLES E. YEAGER*                    Director


*By  /s/ William L. Hebert
       William L. Hebert
       Attorney-in-fact


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